UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2006

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

The information in this Form 8-K is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.02.	Results of Operations and Financial Condition.

On December 22, 2005, Bioanalytical Systems, Inc. (the "Company") issued a press release announcing results for the fourth quarter ended September 30, 2005 and the twelve months ended September 30, 2005. The full text of the press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On January 16, 2006, the Company issued a new press release announcing revised financial results for its fourth quarter and fiscal year ended September 30, 2005. The revision was necessary as a result of adjustments at the Company’s foreign subsidiaries. These adjustments resulted in decreasing revenues by $37,000 and increasing cost of revenue by $22,000. General and administrative expenses were increased by $25,000, and income taxes were increased by $22,000. As a result, net results of operations for the quarter and fiscal year ended September 30, 2005 were reduced by $106,000. Revised net earnings for the quarter were $36,000 ($0.01 per share) compared to previously announced net earnings of $142,000 ($0.03 per share). For the fiscal year, results of operations were revised to a loss of $101,000 (loss of $0.02 per share) from a profit of $5,000 ($0.00 per share). The full text of the press release is furnished as exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

99.1     Bioanalytical Systems, Inc. press release, issued December 22, 2005 (incorporated by reference to Exhibit 99.1 to Form 8-K filed December 22, 2005).

99.2	Bioanalytical Systems, Inc. press release, issued January 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2006	Bioanalytical Systems, Inc. By: /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Bioanalytical Systems, Inc. press release, issued December 22, 2005 (incorporated by reference to Exhibit 99.1 to Form 8-K filed December 22, 2005).

99.2	Bioanalytical Systems, Inc. press release, issued January 16, 2006.